MIDFIRST BANK

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	10-15-2023	01-13-2024	1253580-100	80	00001462639	13205	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Massimo Motor Sports, Limited Liability Company
3101 W. Miller Rd.
Garland, TX 75041

Lender: MidFirst Bank
Location: Commercial Lending
11001 N Rockwell
Oklahoma City, OK 73162

Principal Amount: $10,000,000.00 **Date of Agreement: October 15, 2023**

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note No. 1253580-100 dated April 18, 2022 in the principal amount not to exceed $10,000,000.00, executed by Borrower in favor of Lender, as modified (the "Note").

GOVERNING AGREEMENT. The Note is governed by a Business Loan Agreement (Asset Based) dated April 18, 2022, previously executed between Borrower and Lender, as modified, amended or supplemented (the "Loan Agreement"). The Loan Agreement states the terms and conditions of the Note, including without limitation the terms and conditions under which the maturity of the Note may be accelerated. When Borrower signs this Agreement, Borrower represents to Lender that Borrower has reviewed and is in compliance with the terms contained in the Loan Agreement. All capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

DESCRIPTION OF CHANGE IN TERMS. Borrower has requested that Lender extend the maturity date of the Note 90 days. Borrower has also requested a modification to the existing revolving line of credit to carve out an additional $1,000,000.00, $6,000,000.00 aggregate, to issue commercial Letters of Credit. Lender has agreed to the modification, subject to the terms and conditions of this Agreement. For good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1) The following verbiage is added and incorporated into the Loan Agreement in its entirety:

Letter of Credit Facility. In addition to the Primary Credit Facility and subject to the terms of this Agreement, Lender will issue or cause to be issued standby letters of credit or other obligations to third parties on behalf of Borrower (each a "Letter of Credit"). At no time, however, shall the total face amount of all Letters of Credit outstanding less any partial draws paid under the Letters of Credit (the **"Total Amount of Letters of Credit"**) exceed the sum of **$6,000,000.00**.
(1) Upon Lender's request, Borrower promptly shall pay to Lender issuance fees and such other fees, commissions, costs, and any out-of-pocket expenses charged or incurred by Lender with respect to any Letter of Credit.
(2) The commitment by Lender to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate ten days prior to the Expiration Date.
(3) Each Letter of Credit shall be in form and substance satisfactory to Lender and in favor of beneficiaries satisfactory to Lender, provided that Lender may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where Lender, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation, or order from issuing such Letter of Credit. Lender may also refute to issue a Letter of Credit if any condition for making an Advance under this Agreement is not satisfied, or any Event of Default has occurred or is continuing under this Agreement, the Note, or Related Documents, Under no circumstances, however, will a Letter of Credit be issued if the expiration date of the requested Letter of Credit would be after the Expiration Date, unless such Letter of Credit is approved by Lender, in its sole discretion.
(4) Upon the Expiration Date, any unexpired Letters of Credit must be secured by cash Collateral in an amount equal to the Total Amount of Letters of Credit or other Collateral as approved by Lender in its sole discretion before Lender releases any Collateral pledged as security for the Note.
(5) Prior to the issuance of each Letter of Credit, and in all events prior to any daily cutoff time Lender may have established for purposes thereof, Borrower shall deliver to Lender a duly executed form of Lender's standard form of application for issuance of letter of credit with proper insertions.

LENDER'S RIGHTS UPON DEFAULT. Upon the occurrence of any Event of Default, Lender may, at its sole and absolute discretion and in additional to any other remedies available to it under this Agreement or otherwise, require Borrower to pay immediately to Lender, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to Lender which is not applied to satisfy draws under any such Letters of Credit or any other obligations of Borrower to the Lender shall be repaid to Borrower without interest.

LENDER'S COSTS AND EXPENSES. Borrower shall, upon Lender's request, promptly pay to and reimburse Lender for all costs incurred and payments made by Lender by reason of any future assessment, reserve, deposit, or similar requirement or any surcharge, tax, or fee imposed upon Lender or as a result of Lender's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit.

2) The Borrowing Base Definition is amended and restated as follows:

Borrowing Base. The words "Borrowing Base" mean, as determined by Lender from time to time, the lesser of **(1) $10,000,000.00** minus **Total Amount of Letters of Credit or (2) 80% of the aggregate amount of Eligible Accounts,** plus **50% of Eligible Inventory** (not to exceed **50%** of the Borrowing Base)

3) The maturity date of the Note is hereby extended to January 13, 2024.

All other terms and conditions of the Loan remain unchanged unless specifically modified by this Agreement.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or

endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SECURITY. This loan is secured by previously executed, separate security instruments, including but not limited to the following: a Commercial Security Agreement dated April 18, 2022 made and executed between Massimo Motor Sports, Limited Liability Company and Lender on collateral described as: Inventory, chattel paper, accounts, equipment and general intangibles; a Deed of Trust dated April 9, 2021, as modified, to a trustee in favor of Lender on real property located in Dallas County, State of Texas; an Assignment of All Rents to Lender on real property located in Dallas County, State of Texas; and Commercial Guaranty Agreements dated April 18, 2022, executed by David Shan and Miller Creek Holdings LLC.

RELEASE OF LENDER. Borrower and any guarantor(s) hereby release and forever discharge Lender, Lender's agents, servants, employees, officers, attorneys, successors and assigns from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower or any guarantor(s) might now have or claim to have against Lender, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way concerning, arising out of or founded on the Note or Related Documents or the Loan including, without implied limitation, all such loss or damage of any kind heretofore sustained or that might arise as a consequence of the dealings between the parties. This release will not extend to any claim arising after the date of this Agreement to the extent such claim is based on acts or omissions of Lender occurring after the date of this Agreement except that such release is specifically intended by the parties to include the transactions contemplated by this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

MASSIMO MOTOR SPORTS, LIMITED LIABILITY COMPANY

By: ______________________________
David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company

X ______________________________
David Shan, Guarantor

MILLER CREEK HOLDINGS LLC

By: ______________________________
David Shan, Chief Executive Member of Miller Creek Holdings LLC, Guarantor

LENDER:

MIDFIRST BANK

X ______________________________
Hannah Lai, Senior Vice President